Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-268759) of our report dated March 20, 2025 with respect to our audit of the consolidated financial statements of Cardio Diagnostics Holdings, Inc. as of and for the years ended December 31, 2024 and 2023, which appears in such Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Prager Metis CPAs, LLC

Hackensack, New Jersey

September 5, 2025